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                              FENNEMORE CRAIG, P.C.
                      3003 North Central Avenue, Suite 2600
                           Phoenix, Arizona 85012-2913


James M. Bush                   Arthur D. Ehrenreich     C. Webb Crockett               Richard T. Coolidge   LAW OFFICES
Kenneth J. Sherk                Neal Kurn                Anthony V. Ehmann              Robert P. Robinson    Phoenix (602) 916-5000
Michael Preston Green           John D Everroad          James W. Johnson               Jay S. Ruffner        Tucson (520) 879-6800
Jordan Green                    Louis F. Comus, Jr.      A. Bates Butler III            Donald R. Gilbert     Nogales (520) 761-4215
Ronald L Ballard                Timothy J. Burke         Ronald J. Stolkin              Stephen M. Savage     Lincoln (402) 323-6200
Roger T Hargrove                William L. Kurtz         Mark A. Nesvig                 George T. Cole
Lauren J. Caster                Timothy Berg             Neil H. Hiller                 William L. Thorpe
Charles M. King                 Cynthia L. Shupe         Phillip F. Fargotstein         Paul J. Mooney
Cathy L. Reece                  David A. Weatherwax      Graeme Hancock                 Rita A. Eisenfeld
David N. Heap                   Don J. Miner             Anne L. Kleindienst            Norman D James
Ray K. Harris                   Margaret R. Gallogly     Scott M. Finical               Andrew M. Federhar
Nancy-Jo Merntt                 Kimberly A. Howard Arana Hector G. Arana                Gregg Hanks
Karen Ciupak McConnell          Jay S. Kramer            Christopher L. Callahan        Jim Wright
Bryan A. Albue                  David E. Vieweg          Benjamin W. Bauer              Sarah A. Strunk
Michael J. Phalen               J. Barry Shelley         Christopher P Staring          Janet Weinstein
George 0. Krauja                John Randall Jefferies   John J. Balitis, Jr            James J. Trimble      PAUL A. KRULISKY
Janice Procter-Murphy           Robert J. Kramer         John M. Pearce                 Jean M. Sullivan      (602)916-5330
Keith L Hendricks               W.T. Eggleston, Jr       Stephen A. Good                M. Virginia Perry     (602)916-5530
Douglas C Northup               Marc H- Lamber           Kendis K. Muscheid             Theresa Dwyer         pkrulisky@fclaw.com
Elizabeth M. Behnke             Susan M. Ciupak          Jeffrey S. Pitcher             Dewain D. Fox
Jay L. Shapiro                  John E. Kofron           James D. Burgess               Scott L. Altes
Amy Abdo                        Janna B. Day             Susan M. Wissink               Sal J. Rivera
Paul A. Krulisky                Barney M. Holtzman       Donald G. Blankenau1           John D. Bethea
Lori A Higuera                  Michael J. Pearce        Lawrence E. Palles             Thomas R. Wilmoth
Kevin J. Bonner                 Paul E. Wolf             Sharon J. Oscar                Ruth Graham Kern
John F. Daniels III             Cortland J. Silver       Susan Stone Rosenfield         Stacie Keim Smith
David H. Benton                 Jane Proctor             Thomas D. Ulreich-Power        Michele L. Tyler
Julio M Zapata                  Charles H. Houston, III  Patrick J Black                Dawn G. Meidinger
Catherine M Woods               Bart S. Wilhoit          Paul Moore                     Adrienne W. Wilhoit
M Brent Peugnet                 Alec R. Hillbo           Erwin D. Kratz                 Ali J. Farhang
Scott Day Freeman               Laura A. Lo Bianco       Lisa A. Brautigam              Christa D. Torralba
Elizabeth J. Whitton            Sean M. Sabo             Susan M. O                     Rodney J. Fuller(3)
Pamela O. Colquette(2)          Joshua R. Forest         Louis D. Lopez                 Melissa W. Rawlinson
Alexander R. Arpad              M. Ellen Peters          Chad R. Fuller                 Scott J. Shelley
Nicolas B. Hoskins              Eric J. Boyd             A. Joseph Chandler             Todd Kartchner
William D Sawkiw                Anthony M. Grafitti      Sherida Colvin                 John Lesueur
Todd Hall                       Renee E. Schmidt         Whitney M. Sedwick             Deryck R. Lavelle
Stephen D. Benedetto            Marc A. Marra            Sarah M. Glover                John P. Torgenson
Aaron Cain                      Jaron J Bromm(1)
                                (2) Admitted In          (3) Admitted In New York and
(1) Admitted In Nebraska Only   California Only          the District of Columbia only


                                November 22, 2005


Ashton Woods USA L.L.C.
1080 Holcomb Bridge Road
Building 200, Suite 350
Roswell, GA 30076

Ladies and Gentlemen:

         We have acted as special counsel to Ashton Woods Construction, LLC, an Arizona limited liability company (the "Guarantor"), a subsidiary of Ashton Woods USA L.L.C. ("Ashton Woods"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Ashton Woods, Ashton Woods Finance Co. ("Ashton Finance") and the subsidiary guarantors listed in the Registration Statement, including the Guarantor, with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the issuance by Ashton Woods and Ashton Finance of up to $125 million aggregate principal amount of their 9.5% Senior Subordinated Notes due 2015 (the "New Notes") and the issuance by the subsidiary guarantors named in the Registration Statement of guarantees (each a "Guaranty" and collectively, the "Guarantees") with respect to the New Notes.

FENNEMORE CRAIG, P.C.

Ashton Woods USA L.L.C.

November 22, 2005
Page 2


         The New Notes and Guarantees will be issued under an indenture, dated as of September 21, 2005 (the "Indenture"), among Ashton Woods, Ashton Finance, the Guarantor, the other subsidiary guarantors named therein and U.S. Bank National Association, as trustee. The New Notes and Guarantees will be offered by Ashton Woods and Ashton Finance in exchange for $125 million aggregate principal amount of their outstanding 9.5% Senior Subordinated Notes due 2015 and the related guarantees of those notes. In connection with the Registration Statement, we have been requested to render the opinions set forth herein.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Organization of the Guarantor, (ii) certain written consents of the sole member of the Guarantor, (iii) the Indenture, (iv) the Registration Statement, (v) a specimen of the New Notes and the Guarantees; and (vi) such other corporate records, agreements, certificates, documents and other instruments of the Guarantor and such certificates or comparable documents of public officials and of officers and representatives of the Guarantor as we deemed necessary or appropriate for purposes of rendering the opinions set forth below.

         In such examination and in rendering the opinions set forth below, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authority of all signatories, (iv) the authenticity and completeness of all documents submitted to us as forms of the documents to be executed, (v) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (vi) that the statements contained in the Indenture, the Guarantees and the Registration Statement are true, correct, and complete as to all matters of fact, and (vii) that the New Notes and the Guarantees will be issued as described in the Registration Statement. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements or representations of officers and/or other representatives of the Guarantor and others, all of which statements and representations we have assumed to be true and correct in all respects as of the date hereof.

         Based upon and subject to the assumptions, limitations, qualifications and exceptions set forth herein, it is our opinion that:

         1. The Guarantor is validly existing as a limited liability company and in good standing under the laws of the State of Arizona, and the Guarantor has the limited liability company power to execute, deliver and perform its obligations under the Guaranty.

         2. The execution, delivery and performance of the Indenture and the Guaranty by the Guarantor has been duly authorized by all necessary limited liability company action on the part of the Guarantor.

FENNEMORE CRAIG, P.C.


Ashton Woods USA L.L.C.

November 22, 2005
Page 3


         3. The execution and delivery by the Guarantor of the Indenture and the Guaranty and the performance of its obligations thereunder have been duly authorized by all necessary limited liability company action and do not and will not (i) require any further consent or approval of its members, or (ii) violate any provision of any law, rule or regulation of the State of Arizona, or (iii) or violate its articles of organization.

         The foregoing opinions are subject to the following qualifications and limitations:

         With respect to our opinions set forth in paragraph 3 we express no opinion with respect to the enforceability of the Indenture or the Guaranty.

         We are qualified to practice law in the State of Arizona. We express no opinion as to, and for the purposes of the opinions set forth herein, we have conducted no investigation of, and do not purport to be experts on, any laws other than the laws of the State of Arizona. This opinion speaks as of the date hereof. We assume no obligation to advise you of any change in the foregoing subsequent to the effectiveness of the Registration Statement even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

         This opinion has been prepared for your use in connection with the Registration Statement and may not be relied upon for any other purpose; provided, however, that Paul, Hastings, Janofsky & Walker LLP may rely upon this opinion with respect to its opinion to you in connection with the Registration Statement. Notwithstanding the foregoing, we hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.6 to the Registration Statement and to the reference to this firm under the heading "LEGAL MATTERS" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.


                                       Very truly yours,

                                       /s/ Fennemore Craig, P.C.
                                      --------------------------------
                                       Fennemore Craig, P.C.